EXHIBIT 3


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                         KOLORFUSION INTERNATIONAL, INC.


         Pursuant to the provisions of the Colorado Business Corporation Act, Kolorfusion International, Inc. hereby amends and restates it Articles of Incorporation, which were originally filed with the Colorado Secretary of State on May 17, 1995. The amendment does not provide for an exchange, reclassification, or cancellation of issued shares. The amendment was adopted by the shareholders on May 8, 1997, and the number of votes cast for the amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group. These Amended and Restated Articles of Incorporation set forth the provisions of the Articles of Incorporation, as amended, and supersede all previous versions of the Articles of Incorporation.

                                    ARTICLE I
                                      NAME

         The name of the Corporation shall be Kolorfusion International, Inc.

                                   ARTICLE II
                               PERIOD OF DURATION

         The Corporation shall exist in perpetuity, from and after the date of filing the Articles of Incorporation with the Secretary of State of Colorado unless dissolved according to law.

                                   ARTICLE III
                               PURPOSES AND POWERS

         1. Purpose. The Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.

         2. General Powers. The Corporation shall have and may exercise all powers and rights which a Corporation may exercise legally pursuant to the Colorado Business Corporation Act.

         3. Issuance of Shares. The Board of Directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Colorado.

                                   ARTICLE IV
                                  CAPITAL STOCK

         1. Authorized Shares. The total number of shares of capital stock which the corporation shall have authority to issue is 100,000,000 shares of common stock each with a par value of $.001, and 10,000,000 shares of preferred stock each with a par value of $.001.

         2. Common Stock.

         (a) The holders of common stock shall have and possess all rights as stockholders of the corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges, and voting powers, and the restrictions and limitations of the preferred stock.

         (b) Subject to preferential dividend rights, if any, of the holders of preferred stock, dividends in cash, property or shares of the Corporation may be declared by the Board of Directors and paid upon the common stock out of funds of the Corporation to the extent and in the manner permitted by law, at such times and in such amounts as the Board of Directors shall determine.

         (c) Subject to preferential liquidation rights, if any, of the holders of preferred stock, the holders of common stock are entitled to receive the net assets, if any, of the Corporation upon dissolution.

         (d) All common stock, when issued, shall be fully paid and nonassessable, and the private property of shareholders shall not be liable for corporate debts.

         3. Preferred Stock. The Board of Directors is expressly authorized at any time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or without such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors. The Articles of Incorporation shall be amended to describe the preferences, limitations, and relative rights of any preferred stock prior to its issuance.

         4. Transfer Restrictions. The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein, from time to time issued, provided that such restrictions as may from time to time be so imposed, or notice of the substance thereof shall be set forth upon the face or back of the certificates representing such shares. The

Board of Directors is hereby authorized on behalf of the corporation to exercise the corporation's right to so impose such restrictions.

         5. Consideration for Shares. The capital stock shall be issued for such consideration as shall be fixed from time to time by the Board of Directors as permitted by law. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable.

         6. Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, including any obligations to the holders of preferred shares, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the common stock.

         7. Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

                                    ARTICLE V
                             VOTING BY SHAREHOLDERS

         1. Voting rights. Each outstanding share of common stock shall be entitled to one vote and each fractional share of common stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the Corporation.

         2. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

         3. Shareholder Vote. Except as otherwise provided by these Articles of Incorporation, if a quorum is present, the affirmative vote of a sixty six and two-thirds percent (66 2/3%) of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

         4. Other Voting Requirements. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Colorado specify the vote or concurrence of the holders of more than a majority of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, notwithstanding such requirement these Articles of Incorporation shall control and such action may be taken by the vote or concurrence of sixty six and two-thirds percent (66 2/3%) of such shares or class or series of shares.

                                   ARTICLE VI
                        LIMITATION ON DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further liability of a director, then in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation under this
Article VI, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article VI, prior to such repeal or modification.

                                   ARTICLE VII
                                 INDEMNIFICATION

         The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, fiduciary, or agent, and that person's estate and personal


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


representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

                                  ARTICLE VIII
                                   AMENDMENTS

         The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Colorado Business Corporation Act.

                                   ARTICLE IX
                        ADOPTION AND AMENDMENT OF BYLAWS

         The Bylaws of the Corporation shall be adopted by its Board of Directors. The power to alter or amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, but the holders of common stock may also alter, amend or repeal the Bylaws or adopt new Bylaws. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

                                    ARTICLE X
                               BOARD OF DIRECTORS

         The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors. The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation. Cumulative voting shall not be permitted in the election of directors.

IN WITNESS WHEREOF, the duly authorized officers have signed these Amended and Restated Articles of Incorporation on May 8, 1997.




---------------------------------------
Stephen R. Nagel, President



---------------------------------------
Mark A. Poole, Secretary


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


================================================================================

                                     BYLAWS
                                       OF
                         KOLORFUSION INTERNATIONAL, INC.

================================================================================




                                TABLE OF CONTENTS


ARTICLE I  SHAREHOLDERS........................................................2


ARTICLE II  DIRECTORS..........................................................4


ARTICLE III  COMMITTEES OF THE BOARD OF DIRECTORS..............................6


ARTICLE IV  OFFICERS...........................................................7


ARTICLE V  INDEMNIFICATION.....................................................9


ARTICLE VI  SHARES............................................................12


ARTICLE VII  MISCELLANEOUS....................................................13

                                     BYLAWS
                                       OF
                         KOLORFUSION INTERNATIONAL, INC.


                             ARTICLE I SHAREHOLDERS

         1. ANNUAL SHAREHOLDERS' MEETING. The annual shareholders' meeting shall be held on the date and at the time and place fixed from time to time by the board of directors; provided, however, that the first annual meeting shall be held on a date that is within six months after the close of the first fiscal year of the Corporation, and each successive annual meeting shall be held on a date that is within the earlier of six months after the close of the last fiscal year or fifteen months after the last annual meeting.

         2. SPECIAL SHAREHOLDERS' MEETING. A special shareholders' meeting for any purpose or purposes, may be called by the board of directors or the president. The Corporation shall also hold a special shareholders' meeting in the event it receives, in the manner specified in Section VII.3., one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing not less than one-fourth of all of the votes entitled to be cast on any issue at the meeting. Special meetings shall be held at the principal office of the Corporation or at such other place as the board of directors or the president may determine.

         3. RECORD DATE FOR DETERMINATION OF SHAREHOLDERS.

            (a) In order to make a determination of shareholders (1) entitled to notice of or to vote at any shareholders' meeting or at any adjournment of a shareholders' meeting, (2) entitled to demand a special shareholders' meeting,
(3) entitled to take any other action, (4) entitled to receive payment of a share dividend or a distribution, or (5) for any other purpose, the board of directors may fix a future date as the record date for such determination of shareholders. The record date may be fixed not more than seventy days before the date of the proposed action.

            (b) Unless otherwise specified when the record date is fixed, the time of day for determination of shareholders shall be as of the Corporation's close of business on the record date.

            (c) A determination of shareholders entitled to be given notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which the board shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

            (d) If no record date is otherwise fixed, the record date for determining shareholders entitled to be given notice of and to vote at an annual or special shareholders' meeting is the day before the first notice is given to shareholders.

            (e) The record date for determining shareholders entitled to take action without a meeting pursuant to Section I.10., I.11. is the date a writing upon which the action is taken is first received by the Corporation.

         4. VOTING LIST.

            (a) After a record date is fixed for a shareholders' meeting, the secretary shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of, and the number of shares of each such class and series that are held by, each shareholder.

            (b) The shareholders' list shall be available for inspection by any shareholder, beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation's principal office or at a place identified in the notice of the meeting the city where the meeting will be held.


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


            (c) The secretary shall make the shareholders' list available at the meeting, and any shareholder or agent or attorney of a shareholder is entitled to inspect the list at any time during the meeting or any adjournment.

         5. NOTICE TO SHAREHOLDERS.

            (a) The secretary shall give notice to shareholders of the date, time, and place of each annual and special shareholders' meeting no fewer than ten nor more than sixty days before the date of the meeting; except that, if the articles of incorporation are to be amended to increase the number of authorized shares, at least thirty days' notice shall be given. Except as other wise required by the Colorado Business Corporation Act, the secretary shall be required to give such notice only to shareholders entitled to vote at the meeting.

            (b) Notice of an annual shareholders' meeting need not include a description of the purpose or purposes for which the meeting is called unless a purpose of the meeting is to consider an amendment to the articles of incorporation, a restatement of the articles of incorporation, a plan of merger or share exchange, disposition of substantially all of the property of the Corporation, consent by the Corporation to the disposition of property by another entity, or dissolution of the Corporation.

            (c) Notice of a special shareholders' meeting shall include a description of the purpose or purposes for which the meeting is held.

            (d) Notice of shareholders' meeting shall be in writing and shall be given

                (1) by deposit in the United States mail, properly addressed to the shareholder's address shown in the Corporation's current record of shareholders, first class postage prepaid, and, if so given, shall be effective when mailed; or

                (2) by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail, or private carrier or by personal delivery to the shareholder, and, if so given, shall be effective when actually received by the shareholder.

            (e) If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, that, if a new record date for the adjourned meeting is fixed pursuant to Section I.3.(c), notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

            (f) If three successive notices are given by the Corporation, whether with respect to a shareholders' meeting or otherwise, to a shareholder and are returned as undeliverable, not further notices to such shareholder shall be necessary until another address for the shareholder is made known to the Corporation.

         6. QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on the matter. If a quorum does not exist with respect to any voting group, the president or any shareholder or proxy that is present at the meeting, whether or not a member of that voting group, may adjourn the meeting to a different date, time, or place if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed pursuant to Section I.3.(c), notice of the adjourned meeting shall be given pursuant to Section I.5. to persons who are shareholders as of the new record date. At any adjourned meeting at which a quorum exists, any matter may be acted upon that could have been acted upon at the meeting originally called; provided, however, that, if new notice is given of the adjourned meeting, then such notice shall state the purpose or purposes of the adjourned meeting sufficiently to permit action on such matters. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

         7. VOTING ENTITLEMENT OF SHARES. Except as stated in the articles of incorporation, each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholders' meeting.

         8. PROXIES; ACCEPTANCE OF VOTES AND CONSENTS.

            (a) A shareholder may vote either in person or by proxy.

            (b) An appointment of a proxy is not effective against the Corporation until the appointment is received by the Corporation. An appointment is valid for eleven months unless a different period is expressly provided in the appointment form.

            (c) The Corporation may accept or reject any appointment of a proxy, revocation of appointment of a proxy, vote, consent, waiver, or other writing purportedly signed by or for a shareholder, if such acceptance or rejection is in accordance with the provisions of Sections 7-107-203 and 7-107-205 of the Colorado Business Corporation Act.

         9. WAIVER OF NOTICE.

            (a) A shareholder may waive any notice required by the Colorado Business Corporation Act, by the articles of incorporation or these bylaws, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

            (b) A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         10. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing. Action taken pursuant to this section shall be effective when the Corporation has received writings that describe and consent to the action, signed by all of the shareholders entitled to vote thereon. Action taken pursuant to this section shall be effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings necessary to effect the action specify another date, which may be before or after the date the writings are received by the Corporation. Such action shall have the same effect as action taken at a meeting of shareholders and may be described as such in any document. Any shareholder who has signed a writing describing and consenting to action taken pursuant to this section may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action.

         11. MEETINGS BY TELECOMMUNICATIONS. Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.


                              ARTICLE II DIRECTORS

         1. AUTHORITY OF THE BOARD OF DIRECTORS. The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors.

         2. NUMBER. The number of directors shall be fixed by resolution of the board of directors from time to time and may be increased or decreased by resolution adopted by the board of directors from time to time, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

         3. QUALIFICATION. Directors shall be natural persons at least eighteen years old but need not be residents of the State of Colorado or shareholders of the Corporation.

         4. ELECTION. The board of directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

         5. TERM. Each director shall be elected to hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified.

         6. RESIGNATION. A director may resign at any time by giving written notice of his or her resignation to any other director or (if the director is not also the secretary) to the secretary. The resignation shall be effective when it is received by the other director or secretary, as the case may be, unless the notice of resignation specifies a later effective date. Acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

         7. REMOVAL. Any director may be removed by the shareholders of the voting group that elected the director, with or without cause, at a meeting called for that purpose. The notice of the meeting shall state that the purpose or one of the purposes, of the meeting is removal of the director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

         8. VACANCIES.

            (a) If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors:

                (1) The shareholders may fill the vacancy at the next annual meeting or at a special meeting called for that purpose; or

                (2) The board of directors may fill the vacancy; or

                (3) If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

            (b) Notwithstanding Section II.8.(a), if the vacant office was held by a director elected by a voting group of shareholders, then, if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; and only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

            (c) A vacancy that will occur at a specific later date, by reason of a resignation that will become effective at a later date under Section II.6. or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         9. MEETINGS. The board of directors may hold regular or special meetings in or out of Colorado. A regular meeting shall be held in the principal office of the Corporation on the first Monday, which is not a Federal holiday, after the first day of each calendar quarter, commencing at 10:00 Mountain Time, without notice of the date, time, place, or purpose of the meeting. The board of directors may, by resolution, establish other dates, times and places for additional regular meetings, which may thereafter be held without further notice. Special meetings may be called by the president or by any two directors and shall be held at the principal office of the Corporation unless another place is consented to by every director. At any time when the board consists of a single director, that director may act at any time, date, or place without notice.


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


         10. NOTICE OF SPECIAL MEETING. Notice of a special meeting shall be given to every director at least twenty four hours before the time of the meeting, stating the date, time, and place of the meeting. The notice need not describe the purpose of the meeting. Notice may be given orally to the director, personally or by telephone or other wire or wireless communication. Notice may also be given in writing by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail, or private carrier. Notice shall be effective at the earliest of the time it is received; five days after it is deposited in the United States mail, properly addressed to the last address for the director shown on the records of the Corporation, first class postage prepaid; or the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, in the United States mail and if the return receipt is signed by the director to which the notice is addressed.

         11. QUORUM. Except as provided in Section II.8., a majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business at all meetings of the board of directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by law.

         12. WAIVER OF NOTICE.

            (a) A director may waive any notice of a meeting before or after the time and date of the meeting stated in the notice. Except as provided by Section II.12.(b), the waiver shall be in writing and shall be signed by the director. Such waiver shall be delivered to the secretary for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

            (b) A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless, at the beginning of the meeting or promptly upon his or her later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action.

         13. ATTENDANCE BY TELEPHONE. One or more directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         14. DEEMED ASSENT TO ACTION. A director who is present at a meeting of the board of directors when corporate action is taken shall be deemed to have assented to all action taken at the meeting unless:

            (a) The director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

            (b) The director contemporaneously requests that his or her dissent or abstention as to any specific action be entered in the minutes of the meeting; or

            (c) The director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the secretary (or, if the director is the secretary, by another director) promptly after adjournment of the meeting.

The right of dissent or abstention pursuant to this Section II.14 as to a specific action is not available to a director who votes in favor of the action taken.


                ARTICLE III COMMITTEES OF THE BOARD OF DIRECTORS

         1. COMMITTEES OF THE BOARD OF DIRECTORS.


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


            (a) The board of directors may create one or more committees and appoint one or more members of the board of directors to serve on them. The creation of a committee and appointment of members to it shall require the approval of a majority of all the directors in office when the action is taken, whether or not those directors constitute a quorum of the board.

            (b) The provisions of these bylaws governing meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the board of directors apply to committees and their members as well.

            (c) To the extent specified by resolution adopted from time to time by a majority of all the directors in office when the resolution is adopted, whether or not those directors constitute a quorum of the board, each committee shall exercise the authority of the board of directors with respect to the corporate powers and the management of the business and affairs of the Corporation; except that a committee shall not:

                (1) Authorize distributions;

                (2) Approve or propose to shareholders action that the Colorado Business Corporation Act requires to be approved by shareholders;

                (3) Fill vacancies on the board of directors or on any of its committees;

                (4) Amend the articles of incorporation pursuant to section 7-110-102 of the Colorado Business Corporation Act;

                (5) Adopt, amend, or repeal bylaws;

                (6) Approve a plan of merger not requiring shareholder approval;

                (7) Authorize or approve reaquisition of shares, except according to a formula or method prescribed by the board of directors; or

                (8) Authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; except that the board of directors may authorize a committee or an officer to do so within limits specifically prescribed by the board of directors.

            (d) The creation of, delegation of authority to, or action by, a committee does not alone constitute compliance by a director with applicable standards of conduct.


                               ARTICLE IV OFFICERS

         1. GENERAL. The Corporation shall have as officers a president, a secretary, and a treasurer, who shall be appointed by the board of directors. The board of directors may appoint as additional officers a chairman and other officers of the board. The board of directors, the president, and such other subordinate officers as the board of directors may authorize from time to time, acting singly, may appoint as additional officers one or more vice presidents, assistant secretaries, assistant treasurers, and such other subordinate officers as the board of directors, the president, or such other appointing officers deem necessary or appropriate. The officers of the Corporation shall hold their offices for such terms and shall exercise such authority and perform such duties as shall be determined from time to time by these Bylaws, the board of directors, or (with respect to officers whom are appointed by the president or other appointing officers) the persons appointing them; provided, however, that the board of directors may change the term of offices and the authority of any officer appointed by the president or other appointing officers. Any two or more offices may be held by the same person. The officers of the Corporation shall be natural persons at least eighteen years old.

         2. TERM. Each officer shall hold office from the time of appointment until the time of removal or resignation pursuant to Section IV.3. or until the officer's death.

         3. REMOVAL AND RESIGNATION. Any officer appointed by the board of directors may be removed at any time by the board of directors. Any officer appointed by the president or other appointing officer may be removed at any time by the board of directors or by the person appointing the officer. Any officer may resign at any time by giving written notice of resignation to any director (or to any director other than the resigning officer if the officer is also a director), to the president, to the secretary, or to the officer who appointed the officer. Acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides.

         4. PRESIDENT. The president shall preside at all meetings of shareholders, and the president shall also preside at all meetings of the board of directors unless the board of directors has appointed a chairman, vice chairman, or other officer of the board and has authorized such person to preside at meetings of the board of directors instead of the president. Subject to the direction and control of the board of directors, the president shall be the chief executive officer of the Corporation and as such shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president may negotiate, enter into, and execute contracts, deeds, and other instruments on behalf of the Corporation as are necessary and appropriate to the conduct of the business and affairs of the Corporation or as are approved by the board of directors. The president shall have such additional authority and duties as are appropriate and customary for the office of the president and chief executive officer, except as the same may be expanded or limited by the board of directors from time to time.

         5. VICE PRESIDENT. The vice president, if any, or, if there are more than one, the vice presidents in the order determined by the board of directors or the president (or, if no such determination is made, in the order of their appointment), shall be the officer or officers next in seniority after the president. Each vice president shall have such authority and duties as are prescribed by the board of directors or president. Upon the death, absence, or disability of the president, the vice president, if any, or if there are more than one, the vice presidents in the order determined by the board of directors or the president, shall have the authority and duties of the president.

         6. SECRETARY. The secretary shall be responsible for the preparation and maintenance of minutes of the meetings of the board of directors and of the shareholders and of the other records and information required to be kept by the Corporation under section 7-116-101 of the Colorado Business Corporation Act and for authenticating records of the corporation. The secretary shall also give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by the secretary's signature), be responsible for the maintenance of all other corporate records and files and for the preparation and filing of reports to governmental agencies (other than tax returns), and have such other authority and duties as are appropriate and customary for the office of secretary, except as the same may be expanded or limited by the board of directors from time to time.

         7. ASSISTANT SECRETARY. The assistant secretary, if any, or, if there are more than one, the assistant secretaries in the order determined by the board of directors or the secretary (or, if no such determination is made, in the order of their appointment) shall, under supervision of the secretary, perform such duties and have such authority as may be prescribed from time to time by the board of directors or the secretary. Upon the death, absence, or disability of the secretary, the assistant secretary, if any, or, if there are more than one, the assistant secretaries in the order designated by the board of directors or the secretary (or, if no such determination is made, in the order of their appointment), shall have the authority and duties of the secretary.

         8. TREASURER. The treasurer shall have control of the funds and the care and custody of all stocks, bonds, and other securities owned by the Corporation, and shall be responsible for the preparation and filing of tax returns. The treasurer shall receive all moneys paid to the Corporation and, subject to any limits imposed by the board of directors, shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in the Corporation's name and on the Corporation's behalf, and give full discharge for the same. The treasurer shall also have charge of disbursement of funds of the Corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the board of directors. The treasurer shall have such additional authority and duties as are appropriate and customary for the office of treasurer, except as the same may be expanded or limited by the board of directors from time to time.

         9. ASSISTANT TREASURER. The assistant treasurer, if any, or, if there are more than one, the assistant treasurers in the order determined by the board of directors or the treasurer (or, if no such determination is made, in the order of their appointment) shall, under the supervision of the treasurer, have such authority and duties as may be prescribed from time to time by the board of directors or the treasurer. Upon the death, absence, or disability of the treasurer, the assistant treasurer, if any, or if there are more than one, the assistant treasurers in the order determined by the board of directors or the treasurer (or, if no such determination is made, in the order of their appointment), shall have the authority and duties of the treasurer.

         10. COMPENSATION. Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors. Election or appointment of an officer shall not of itself create a contractual right to compensation for services performed as such officer.


                            ARTICLE V INDEMNIFICATION

         1. DEFINITIONS. As used in this article:

            (a) "Corporation" includes any domestic or foreign entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

            (b) "Director" means and individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

            (c) "Expenses" includes counsel fees.

            (d) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

            (e) "Official capacity" means, when used with respect to a director, the office of a director in the Corporation and, when used with respect to a person other than a director as contemplated in Section V.1.(a), the office in the Corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the Corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

            (f) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

            (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

         2. AUTHORITY TO INDEMNIFY.

            (a) Except as provided in Section V.2.(d), the Corporation shall indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

                (1) The person conducted himself or herself in good faith; and

                (2) The person reasonably believed:

                    (A) In the case of conduct in an official capacity with the Corporation, that his or her conduct was in the Corporation's best interests; and

                    (B) In all other cases, that his or her conduct was at least not opposed to the Corporation's best interests; and

                (3) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

            (b) A director's conduct with respect to an employee benefit plan for a purpose of the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of Section V.2.(a)(2)(B). A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of Section V.2.(a)(1).

            (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section V.2.

            (d) The Corporation may not indemnify a director under this Section V.2.

                (1) In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

                (2) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

            (e) Indemnification permitted under this Section V.2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

         3. MANDATORY INDEMNIFICATION OF DIRECTORS. The Corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which either person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

         4. ADVANCE OF EXPENSES TO DIRECTORS.

            (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                (1) The director furnishes to the Corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in Section V.2.

                (2) The director furnishes to the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

                (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

            (b) The undertaking required by Section V.4.(a)(2) shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

            (c) Determinations and authorizations of payments under this Section
V.4 shall be made in the manner specified in Section V.6.

         5. COURT-ORDERED INDEMNIFICATION OF DIRECTORS. A director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

            (a) If it determines that the director is entitled to mandatory indemnification under Section V.3., the court shall order indemnification, in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

            (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section V.2.(a) or was adjudged liable in the circumstances described in Section V.2.(d), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in Section V.2.(d) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

         6. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION OF DIRECTORS.

            (a) The Corporation may not indemnify a director under Section V.2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section V.2. The Corporation shall not advance expenses to a director under Section V.4 unless authorized in the specific case after the written affirmation and undertaking required by Section V.4.(a)(1) and V.4.(a)(2) are received and the determination required by Section V.4.(a)(3) has been made.

            (b) The determinations required by Section V.6.(a) shall be made:

                (1) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceedings shall be counted in satisfying the quorum; or

                (2) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

            (c) If a quorum cannot be obtained as contemplated in Section V.6.(b)(1), and a committee cannot be established under Section V.6.(b)(2) if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by Section V.6.(a) shall be made:

                (1) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in Section V.6.(b)(1) or V.6.(b)(2), or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

                (2) By the shareholders.

            (d) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

         7. INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENTS.

            (a) An officer is entitled to mandatory indemnification under
Section V.3. and is entitled to apply for court-ordered indemnification under
Section V.5., in each case to the same extent as a director;

            (b) The Corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the Corporation to the same extent as to a director; and

            (c) The Corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to a greater extent than is provided in these bylaws, if not inconsistent with public policy, and if provided for by general or specific action of its board of directors or shareholders or by contract.

         8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify either person against the same liability under Section V.2., V.3., or V.7. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

         9. NOTICE TO SHAREHOLDERS OF INDEMNIFICATION OF DIRECTOR. If the Corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholder at or before the time the first shareholder signs a writing consenting to such action.


                                ARTICLE VI SHARES

         1. CERTIFICATES. Certificates representing shares of the capital stock of the Corporation shall be in such form as is approved by the board of directors and shall be signed by the chairman or vice chairman of the board of directors (if any), or the president or any vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. All certificates shall be consecutively numbered, and the names of the owners, the number of shares, and the date of issue shall be entered on the books of the Corporation. Each certificate representing shares shall state upon its face:

            (a) That the Corporation is organized under the laws of the State of Colorado;

            (b) The name of the person to whom issued;

            (c) The number and class of the shares and the designation of the series, if any, that the certificate represents;

            (d) The par value, if any of each share represented by the certificate;

            (e) A summary, on the front or the back, of the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and rights determined for each series, and the authority of the board of directors to determine variations for future classes or series; or a conspicuous statement, on the front or the back, that the Corporation will furnish to the shareholder, on request in writing and without charge, information concerning the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights applicable to each series, and the authority of the board of directors to determine variations for future classes or series; and

            (f) Any restrictions imposed by the Corporation upon the transfer of the shares represented by the certificate.

         2. FACSIMILE SIGNATURES. Where a certificate is signed

            (a) By a transfer agent other than the Corporation or its employee, or

            (b) By a registrar other than the Corporation or its employee, any or all of the officers' signatures on the certificate required by Section VI.1. may be facsimile. If any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any certificate, shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation, or otherwise, before the certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         3. TRANSFERS OF SHARES. Transfers of shares shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner, or accompanied by a proper transfer or assignment separate from the certificate, except as may otherwise be expressly provided by the statutes of the State of Colorado or by order of a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer. The Corporation shall be entitled to treat the person in whose name any shares are registered on its books as the owner of those shares for all purposes and shall not be bound to recognize any equitable or other claim or interest in the shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest.

         4. SHARES HELD FOR ACCOUNT OF ANOTHER. The board of directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth

            (a) The classification of shareholders who may certify;

            (b) The purpose or purposes for which the certification may be made;

            (c) The form of certification and information to be contained herein;

            (d) If the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or the closing of the stock transfer books within which the certification must be received by the Corporation; and

            (e) Such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.


                            ARTICLE VII MISCELLANEOUS

            1. CORPORATE SEAL. The board of directors may adopt a seal, circular in form and bearing the name of the Corporation and the words "SEAL" and "COLORADO," which, when adopted, shall constitute the seal of the Corporation. The seal may be used by causing it or a facsimile of it to be impressed, affixed, manually reproduced, or rubber stamped with indelible ink.

         2. FISCAL YEAR. The board of directors may, by resolution, adopt a fiscal year for the Corporation.

         3. RECEIPT OF NOTICES BY THE CORPORATION. Notices, shareholder writings consenting to action, and other documents or writings shall be deemed to have been received by the Corporation when they are received

            (a) At the registered office of the Corporation in the State of Colorado;

            (b) At the principal office of the Corporation (as that office is designated in the most recent document filed by the Corporation with the Secretary of State for the State of Colorado designating a principal office) addressed to the attention of the secretary of the Corporation;

            (c) By the secretary of the corporation wherever the secretary may be found; or

            (d) By any other person authorized from time to time by the board of directors, the president, or the secretary to receive such writings, wherever such person is found.

         4. AMENDMENT OF BYLAWS. These Bylaws may at any time and from time to time be amended, supplemented, or repealed by the board of directors.

                      -------------------------------------

         The undersigned Secretary certifies the foregoing bylaws as the bylaws of Kolorfusion International, Inc.

         Dated _______________________




         ----------------------------------------
         Stephen R. Nagel, Secretary